Exhibit 99.1

Cardlytics Announces Second Quarter 2018 Financial Results
Atlanta, GA – August 14, 2018 – Cardlytics, Inc., (NASDAQ: CDLX), a purchase intelligence platform that helps make marketing more relevant and measurable, today announced financial results for the second quarter ended June 30, 2018.
“We are pleased to deliver another quarter of solid financial results, which outperformed our prior expectations," said Scott Grimes, CEO & Co-Founder of Cardlytics. “We are increasingly confident in our ability to drive substantial MAU growth by consolidating the US Banking market for Purchase Intelligence. Significantly increased MAU scale creates new opportunities for us to serve the needs of advertisers, providing further opportunity to drive ARPU growth.”
“We are happy to announce the signing of an agreement with Wells Fargo to launch Cardlytics Direct nationally and across all digital channels,” said Lynne Laube, COO & Co-Founder of Cardlytics. “Adding Wells Fargo to the Cardlytics purchase intelligence platform will further strengthen our ability to provide actionable insights for our marketing clients. Marketers can act on these insights, reaching a scaled audience inside banks’ secure digital channels - where consumers are already thinking about their money.”
Second Quarter 2018 Financial Results

•	Total revenue was $35.6 million, an increase of 8% year-over-year compared to $32.8 million in the second quarter of 2017.

•	Cardlytics Direct revenue was $35.1 million, an increase of 21% compared to $28.9 million in the second quarter of 2017.

•
GAAP net loss attributable to common stockholders was $(13.1) million, or $(0.64) per diluted share based on 20.3 million weighted-average common shares outstanding, compared to a loss of $(5.4) million, or $(3.48) per diluted share based on 3.9 million weighted-average common shares outstanding in the second quarter of 2017.

•	Adjusted contribution, a non-GAAP metric, was $16.2 million compared to $13.5 million in the second quarter of 2017.

•	Adjusted EBITDA, a non-GAAP metric, was a loss of $(2.2) million compared to a loss of $(2.8) million in the second quarter of 2017.

•
Non-GAAP net loss was $(4.3) million, or $(0.21) per diluted share based on 20.3 million non-GAAP weighted-average common shares outstanding, compared to a loss of (6.0) million, or $(0.43) per diluted share based on 13.9 million non-GAAP weighted-average common shares outstanding in the second quarter of 2017.

“We delivered solid second quarter financial results highlighted by 21% year-over-year growth in Cardlytics Direct revenue,” said David Evans, CFO of Cardlytics. "Our strong second quarter outperformance for non-GAAP adjusted EBITDA compared to our guidance reflects our top line beat, as well as timing of planned investments related to the Wells Fargo and JP Morgan Chase rollouts, which we would expect to accelerate in the second half of the year.”
Key Metrics

•	FI MAUs were 58.8 million, an increase of 9% compared to 53.7 million in the second quarter of 2017.

•	ARPU was $0.60 compared to $0.54 in the second quarter of 2017.
Definitions of FI MAUs and ARPU are included below under the caption “Non-GAAP Measures and Other Performance Metrics.”

2018 Financial Expectations
Cardlytics anticipates revenue and non-GAAP adjusted EBITDA to be in the following ranges for the periods indicated (in millions):

	Q3 2018	Full year 2018
Revenue	$36.0 - 38.0	$153.0 - 156.0
Non-GAAP adjusted EBITDA(1)(2)	$(4.5) - (4.0)	$(14.0) - (13.0)
Estimated Non-GAAP weighted-average common shares outstanding, basic and diluted	20.8	20.0

(1)
With respect to our expectations above under the caption “2018 Financial Expectations,” a reconciliation of adjusted EBITDA to net loss on a forward looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure. We have provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release.

(2)
The adjusted EBITDA expectations for the full year of 2018 includes the impact of an anticipated $1.0 million expense in the fourth quarter of 2018 related to an expected shortfall in meeting a minimum FI Share commitment.

Earnings Teleconference Information
Cardlytics will discuss its second quarter 2018 financial results during a teleconference today, August 14, 2018, at 5:00 PM ET / 2:00 PM PT. The conference call can be accessed at (866) 385-4179 (domestic) or (210) 874-7775 (international), conference ID# 9293446. A replay of the conference call will be available through 8:00 PM ET / 5:00 PM PT on August 28, 2018 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay passcode is 9293446. The call will also be broadcast simultaneously at http://ir.cardlytics.com/. Following the completion of the call, a recorded replay of the webcast will be available on Cardlytics’ website.
About Cardlytics
Cardlytics (NASDAQ: CDLX) uses purchase intelligence to make marketing more relevant and measurable. We partner with more than 2,000 financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in London, New York, Chicago and San Francisco. Learn more at www.cardlytics.com.
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to our financial guidance for the third quarter of 2018 and full year 2018, and the impact of our agreements with JPMorgan Chase and Wells Fargo on our business and the expected timing of such impact and rollout. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our financial performance, including our revenue, margins, costs, expenditures, growth rates and operating expenses, and our ability to sustain revenue growth, generate positive cash flow and become profitable; risks related to our substantial dependence on our Cardlytics Direct product; risks related to our substantial dependence on Bank of America, N.A. and a limited number of other financial institution (“FI”) partners; risks related to our ability to successfully implement Cardlytics Direct for JPMorgan Chase customers and maintain a relationship with JPMorgan Chase; the amount and timing of budgets by advertisers, which are affected by budget cycles, economic conditions and other factors; our ability to generate sufficient revenue to offset contractual commitments to FIs; our ability to attract new FI partners and maintain relationships with bank processors and digital banking providers; our ability to maintain relationships with marketers; our ability to adapt to changing market conditions, including our ability to adapt to changes in consumer habits, negotiate fee arrangements with new and existing financial institutions and retailers, and develop and launch new services and features; our significant amount of debt, which may affect our ability to operate the business and secure additional financing in the future, and other risks detailed in the “Risk Factors” section of our Form 10-Q filed with the Securities and Exchange Commission on May 10, 2018 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change.  We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Measures and Other Performance Metrics
To supplement the financial measures presented in our press release and related conference call or webcast in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: adjusted contribution, adjusted EBITDA, non-GAAP net loss and non-GAAP loss per share as well as certain other performance metrics, such as FI monthly active users (“FI MAUs”) and average revenue per user (“ARPU”).
A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.
We have presented adjusted contribution, adjusted EBITDA, non-GAAP net loss and non-GAAP net loss per share as non-GAAP financial measures in this press release. We define adjusted contribution as our revenue less our FI Share and other third-party costs excluding non-cash equity expense recognized in FI Share and amortization and impairment of deferred FI implementation costs. We define adjusted EBITDA as our net loss before income tax benefit; interest expense, net; depreciation and amortization; stock-based compensation expense; change in fair value of warrant liabilities; change in fair value of convertible promissory notes; foreign currency (gain) loss; loss on extinguishment of debt; costs associated with financing events; restructuring costs; amortization and impairment of deferred FI implementation costs; termination of U.K. agreement expense; and non-cash equity expense recognized in FI Share. We define non-GAAP net loss as our net loss before stock-based compensation expense; change in fair value of warrant liabilities; change in fair value of convertible promissory notes; foreign currency (gain) loss; loss on extinguishment of debt; costs associated with financing events; restructuring costs; termination of U.K. agreement expense and non-cash equity expense recognized in FI Share. Notably, any expense we accrue related to minimum FI Share commitments in connection with agreements with certain FI partners we do not add back to net loss in order to calculate adjusted EBITDA. We define non-GAAP net loss per share as non-GAAP net loss divided by non-GAAP weighted-average common shares outstanding, basic and diluted, which includes our GAAP weighted-average common shares outstanding, basic and diluted, and our weighted-average preferred shares outstanding, assuming conversion.
We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance.
We define FI MAUs as customers or accounts of our FI partners that logged in and visited the online or mobile banking applications of, or opened an email from, our FI partners during a monthly period. We then calculate a monthly average of FI MAUs for the periods presented above. We define ARPU, as the total GAAP Cardlytics Direct revenue generated in the applicable period, divided by the average number of FI MAUs in the applicable period.

CARDLYTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Amounts in thousands)

	June 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$50,468	$21,262
Restricted cash	20,000	—
Accounts receivable, net	40,488	48,348
Other receivables	3,073	2,898
Prepaid expenses and other assets	3,430	2,121
Total current assets	$117,459	$74,629
PROPERTY AND EQUIPMENT, net	7,829	7,319
INTANGIBLE ASSETS, net	366	528
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net	1,070	433
DEFERRED FI IMPLEMENTATION COSTS, net	12,425	13,625
OTHER LONG-TERM ASSETS	1,097	4,224
Total assets	$140,246	$100,758
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable	$918	$1,554
Accrued liabilities:
Accrued compensation	4,305	4,638
Accrued expenses	4,510	4,615
FI Share liability	20,729	23,914
Consumer Incentive liability	5,834	7,242
Deferred billings	174	132
Short-term warrant liability	16,055	—
Current portion of long-term debt:
Capital leases	22	44
Total current liabilities	$52,547	$42,139
LONG-TERM LIABILITIES:
Deferred liabilities	$3,437	$3,670
Long-term warrant liability	—	10,230
Long-term debt, net of current portion:
Lines of credit	27,477	25,081
Term loans	19,972	31,830
Capital leases	47	57
Total long-term liabilities	$50,933	$70,868
TOTAL REDEEMABLE CONVERTIBLE PREFERRED STOCK	$—	$196,437
STOCKHOLDERS’ (DEFICIT) EQUITY:
Common stock	$7	$—
Additional paid-in capital	336,874	58,693
Accumulated other comprehensive income	1,438	1,066
Accumulated deficit	(301,553)	(268,445)
Total stockholders’ (deficit) equity	36,766	(208,686)
Total liabilities and stockholders’ (deficit) equity	$140,246	$100,758

CARDLYTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUE	$35,570	$32,812	$68,283	$59,693
COSTS AND EXPENSES:
FI Share and other third-party costs	19,747	19,680	41,167	36,357
Delivery costs	2,559	1,896	4,502	3,449
Sales and marketing expense	10,247	7,920	18,463	15,152
Research and development expense	4,888	3,093	8,347	6,106
General and administration expense	8,979	4,773	15,561	9,462
Depreciation and amortization expense	784	767	1,694	1,532
Total costs and expenses	47,204	38,129	89,734	72,058
OPERATING LOSS	(11,634)	(5,317)	(21,451)	(12,365)
OTHER INCOME (EXPENSE):
Interest expense, net	(992)	(2,020)	(2,741)	(4,664)
Change in fair value of warrant liabilities, net	1,611	(1,466)	(7,561)	(1,793)
Change in fair value of convertible promissory notes	—	(861)	—	(1,244)
Change in fair value of convertible promissory notes—related parties	—	8,436	—	6,213
Other income (expense), net	(2,038)	580	(1,355)	742
Total other income (expense)	(1,419)	4,669	(11,657)	(746)
LOSS BEFORE INCOME TAXES	(13,053)	(648)	(33,108)	(13,111)
INCOME TAX BENEFIT	—	—	—	—
NET LOSS	$(13,053)	$(648)	$(33,108)	$(13,111)
Adjustments to the carrying value of redeemable convertible preferred stock	—	(4,789)	(157)	(5,033)
Net loss attributable to common stockholders	$(13,053)	$(5,437)	$(33,265)	$(18,144)
Net loss per share attributable to common stockholders:
Basic	$(0.64)	$(1.69)	$(1.99)	$(6.18)
Diluted	$(0.64)	$(3.48)	$(1.99)	$(6.18)
Weighted-average common shares outstanding:
Basic	20,300	3,221	16,716	2,935
Diluted	20,300	3,875	16,716	2,935

CARDLYTICS, INC.
STOCK-BASED COMPENSATION EXPENSE (UNAUDITED)
(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Delivery costs	$183	$43	$268	$84
Sales and marketing expense	2,668	522	3,611	866
Research and development expense	1,756	239	2,226	410
General and administration expense	3,738	438	5,140	865
Total stock-based compensation expense	$8,345	$1,242	$11,245	$2,225

CARDLYTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Amounts in thousands)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(33,108)	$(13,111)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in allowance for doubtful accounts	(16)	78
Depreciation and amortization	1,694	1,532
Amortization and impairment of deferred FI implementation costs	758	745
Amortization of financing costs charged to interest expense	229	281
Accretion of debt discount and non-cash interest expense	2,326	4,012
Stock compensation expense	11,245	2,225
Change in the fair value of warrant liabilities, net	7,561	1,793
Change in the fair value of convertible promissory notes	—	1,244
Change in the fair value of convertible promissory notes - related parties	—	(6,213)
Other non-cash (income) expense, net	3,873	(612)
Settlement of paid in kind interest	(8,311)	—
Change in operating assets and liabilities:
Accounts receivable	7,701	6,100
Prepaid expenses and other assets	(1,509)	(370)
Deferred FI implementation costs	(2,250)	(3,000)
Recovery of deferred FI implementation costs	2,692	1,952
Accounts payable	(839)	(183)
Other accrued expenses	(237)	(1,521)
FI Share liability	(3,185)	(808)
Customer Incentive liability	(1,409)	(261)
Total adjustment	20,323	6,994
Net cash used in operating activities	$(12,785)	$(6,117)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(1,492)	(488)
Acquisition of patents	(12)	(23)
Capitalized software development costs	(657)	—
Net cash used in investing activities	$(2,161)	$(511)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	47,435	12,500
Principal payments of debt	(51,811)	(49)
Proceeds from issuance of common stock	70,527	564
Proceeds from issuance of Series G preferred stock	—	11,940
Equity issuance costs	(1,897)	(994)
Debt issuance costs	(48)	(142)
Net cash from financing activities	$64,206	$23,819
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(54)	176
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	49,206	17,367
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of year	21,262	22,968
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$70,468	$40,335

CARDLYTICS, INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP ADJUSTED CONTRIBUTION (UNAUDITED)
(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$35,570	$32,812	$68,283	$59,693
Minus:
FI Share and other third-party costs(1)	19,401	19,326	37,890	35,612
Adjusted contribution(2)	$16,169	$13,486	$30,393	$24,081

(1)
FI Share and other third-party costs presented above excludes non-cash equity expense included in FI Share and amortization and impairment of deferred FI implementation costs, which are detailed below in our reconciliation of GAAP net loss to non-GAAP adjusted EBITDA.

(2)
Adjusted contribution includes the impact of an accrued expense totaling $1.5 million and $3.0 million during the three and six months ended June 30, 2017, respectively, related to an expected shortfall in meeting a minimum FI Share commitment. There was no corresponding accrued expense during the three and six months ended June 30, 2018.

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA (UNAUDITED)
(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss	$(13,053)	$(648)	$(33,108)	$(13,111)
Plus:
Interest expense, net	992	2,020	2,741	4,664
Depreciation and amortization expense	784	767	1,694	1,532
Stock-based compensation expense	8,345	1,242	11,245	2,225
Non-cash equity expense included in FI Share	—	—	2,519	—
Change in fair value of warrant liabilities	(1,611)	1,466	7,561	1,793
Change in fair value of convertible promissory notes	—	(7,575)	—	(4,969)
Foreign currency (gain) loss	1,109	(579)	426	(744)
Loss on extinguishment of debt	924	—	924	—
Costs associated with financing events	—	129	—	129
Amortization and impairment of deferred FI implementation costs	346	354	758	745
Adjusted EBITDA(1)	$(2,164)	$(2,824)	$(5,240)	$(7,736)

(1)
Adjusted EBITDA includes the impact of an accrued expense totaling $1.5 million and $3.0 million during the three and six months ended June 30, 2017, respectively, related to an expected shortfall in meeting a minimum FI Share commitment. There was no corresponding accrued expense during the three and six months ended June 30, 2018.

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS (UNAUDITED)
(Amounts in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss	$(13,053)	$(648)	$(33,108)	$(13,111)
Plus:
Stock-based compensation expense	8,345	1,242	11,245	2,225
Non-cash equity expense included in FI Share	—	—	2,519	—
Change in fair value of warrant liabilities	(1,611)	1,466	7,561	1,793
Change in fair value of convertible promissory notes	—	(7,575)	—	(4,969)
Foreign currency (gain) loss	1,109	(579)	426	(744)
Loss on extinguishment of debt	924	—	924	—
Costs associated with financing events	—	129	—	129
Non-GAAP net loss	$(4,286)	$(5,965)	$(10,433)	$(14,677)
Weighted-average number of shares of common stock used in computing non-GAAP net loss per share:
GAAP weighted-average common shares outstanding, diluted	20,300	3,875	16,716	2,935
Weighted-average preferred shares, assuming conversion	—	10,048	2,235	9,527
Non-GAAP weighted-average common shares outstanding, diluted	20,300	13,923	18,951	12,462
Non-GAAP net loss per share attributable to common stockholders, diluted	$(0.21)	$(0.43)	$(0.55)	$(1.18)

Contacts:

Public Relations:
ICR
cardlyticspr@icrinc.com

Investor Relations:
Denise Garcia and William Maina
ICR, Inc.
(646) 277-1236
ir@cardlytics.com